Exhibit 99.1

News Release

Sanchez Energy Announces Closing of Private
Offering of $500 Million in Senior Secured First Lien Notes

HOUSTON—(GLOBE NEWSWIRE)—Feb. 14, 2018—Sanchez Energy Corporation (“Sanchez Energy” or the “Company”) announced today that it has closed its private offering to eligible purchasers of $500 million aggregate principal amount of 7.25% senior secured first lien notes due 2023 (the “senior notes”) at an offering price equal to 98.973% of par.  Net proceeds from this offering were approximately $483 million, after deducting initial purchasers’ discount and estimated offering expenses.  Sanchez Energy intends to use the net proceeds from this offering to repay total outstanding borrowings, and accrued interest and fees, under its and its restricted subsidiaries’ revolving credit facility and for general corporate purposes. The senior notes are senior secured first lien obligations of Sanchez Energy and are guaranteed on a senior secured first lien basis by each of the Company’s existing and future domestic restricted subsidiaries, with certain exceptions. In connection with the closing of the offering, the Company has amended and restated its credit facility by, among other things, (i) reducing the size from the prior $350 million borrowing base with a $300 million aggregate commitment amount to a $25 million commitment to provide primarily for letters of credit and working capital, (ii) extending the maturity from 2019 to 2023, (iii) removing all material financial maintenance covenants and (iv) providing for the continued ability to hedge.

The securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.  The Company offered and issued the securities only to qualified institutional buyers as defined in Rule 144A of the Securities Act and to persons outside the United States pursuant to Regulation S.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any offer, solicitation or sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities and Exchange Act of 1934, as amended, which are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. These forward-looking statements are based on current expectations and beliefs of the management of the Company, as well as assumptions made by, and information currently available to, such management, current market trends and market conditions and involve risks and uncertainties, many of which are outside the Company’s and management’s control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended Dec. 31, 2016 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and Sept. 30, 2017. These forward-looking statements speak only as of the date of this news release, and the Company does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law. The Company further expressly disclaims any written or oral statements made by a third party regarding the subject matter of this news release.